Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen International Equity Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	12,205,448	1.02		  55,190,460	11.15
Class B	  1,047,577	1.72		    6,434,900	10.82
Class C	  1,415,391	1.72		    9,184,721	10.82
Class I	55,567,967	0.72		213,453,175	11.26
Class R	       74,956	1.22		       425,829	11.02

Evergreen Global Opportunities Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	11,509,484	0.00		7,970,129	32.61
Class B	2,985,315	0.00		1,936,161	27.73
Class C	2,557,129	0.00		2,217,438	27.86
Class I	461,955	0.00		446,174	33.46






Evergreen Global Large Cap Equity Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	722,419	0.12		5,220,321	19.18
Class B	0		0		933,380	17.90
Class C	0		0		978,930	17.86
Class I	33,790		0.18		157,976	19.70

Evergreen Emerging Markets Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	330,630	0.13		4,673,290	21.97
Class B	13,216		0.03		896,983	20.34
Class C	43,332	0.05		2,192,671	20.27
Class I	3,236,706	0.19		13,875,276	22.59






Evergreen Precious Metals Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,930,879	0.32		7,380,212	56.05
Class B	95,915		0.07		1,365,585	53.61
Class C	285,079	0.09		3,909,948	53.31
Class I	34,384		0.41		105,941	55.78